Registration No. 33-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               ___________________

                    INTERNATIONAL ASSETS HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                       59-2921318
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

          250 Park Avenue South, Suite 200, Winter Park, Florida 32789
               (Address of Principal Executive Office) (Zip Code)

                    International Assets Advisory Corporation
                          Employee Stock Ownership Plan

                    International Assets Holding Corporation
                                Stock Option Plan
                            (Full title of the plans)
                               ___________________
Jerome F. Miceli, President
International Assets Holding Corporation
250 Park Avenue South, Suite 200
Winter Park, Florida 32789
(Name and address of agent for service)
(407) 629-1400
(Telephone number, including area code, of agent for service)

Copies of all communications to:
Louis T.M. Conti, Esq.
Holland & Knight
200 South Orange Avenue, Suite 2600
Orlando, Florida 32801

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

                         CALCULATION OF REGISTRATION FEE


- --------------------------------------------------------------------------------------------------------------------------------
                                                               Proposed                Proposed
         Title of each                   Amount                 maximum                 maximum                Amount of
      class of securities                 to be             offering price             aggregate             registration
        to be registered              Registered(1)           per unit(2)          offering price(2)            fee(2)
- --------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
 $0.01 per share.                    860,714 shares              $4.00               $3,442,856.00             $1,187.19
- --------------------------------------------------------------------------------------------------------------------------------


     (1) Includes 450,645 shares of Common Stock pursuant to the Reoffer Prospectus filed herewith. Of the 860,714 shares of Common Stock being registered hereunder, 500,000 shares of Common Stock are reserved for issuance pursuant to the International Assets Holding Corporation Stock Option Plan (the "Stock Option Plan") and 360,714 shares of Common Stock are held by the International Assets Advisory Corporation Employee Stock Ownership Plan Trust (the "ESOP Trust") for distribution under the International Assets Advisory Corporation Employee Stock Ownership Plan (the "ESOP").

     (2) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee. The fee is based upon the average of the high and low price for shares of Common Stock of the registrant reported on the NASDAQ Stock Market's Small-Cap Market on August 19, 1996.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information called for in Part I of Form S-8 will be provided to participants in the Stock Option Plan and the ESOP. Such information is not being filed with or included in this Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). As permitted by General Instruction C for Form S-8, there is also included as part of Part I of this Registration Statement a Reoffer Prospectus relating to the reoffer and resale of 450,645 shares of Common Stock of International Assets Holding Corporation (the "Company"), including shares held by persons who may be considered affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended.

REOFFER PROSPECTUS

                    INTERNATIONAL ASSETS HOLDING CORPORATION

                         450,645 Shares of Common Stock
                            Par Value $0.01 Per Share

                            ________________________


     This Prospectus relates to 450,645 shares of common stock, par value $0.01 per share ("Common Stock"), of International Assets Holding Corporation, a Delaware corporation (the "Company"), which have been or will be issued or distributed pursuant to the International Assets Advisory Corporation Employee Stock Ownership Plan (the "ESOP") or the International Assets Holding Corporation Stock Option Plan (the "Stock Option Plan") to, and which may be reoffered for resale from time to time by, certain officers and/or directors of the Company (the "Selling Shareholders").

     The principal executive offices of the Company are located at 250 Park Avenue South, Suite 200, Winter Park, Florida 32789, telephone number (407) 629-1400.

     The securities offered hereby represent a significant degree of risk. Investors should carefully consider certain risks and other considerations relating to the Common Stock and the Company. See "Risk Factors" commencing on page 4.
                            _________________________


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            _________________________

     No person has been authorized to give any information or to make any representations, other than those contained herein, in connection with the offer contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities covered by this Prospectus by the Company in any State in which, or to any person to whom, it is unlawful for the Company to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to its date. This Prospectus should be read and retained for future reference.
                            _________________________

                 The date of this Prospectus is August 21, 1996.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance with the Exchange Act, files reports and other information with the Securities and Exchange Commission (the "Commission"). Copies of reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission at 7 World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the NASDAQ SmallCap (trademark)Market (Symbol:IAAC), where reports, proxy statements and other information concerning the Company can also be inspected.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the securities offered hereby. In accordance with the rules and regulations of the Commission, this Prospectus omits certain information set forth or incorporated by reference in the Registration Statement. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and to the exhibits and schedules thereto.

                                TABLE OF CONTENTS


                                                                            Page


The Company ...............................................................    4

Risk Factors ..............................................................    4

Use of Proceeds ...........................................................    8

Selling Security Holders ..................................................    8

Plan of Distribution ......................................................   10

Incorporation of Certain Information by Reference .........................   10

Disclosure of Commission Position on
  Indemnification for Securities Act Liabilities ..........................   10

                                   THE COMPANY

     The Company is a holding company which, through its principal subsidiary, International Assets Advisory Corporation ("IAAC"), operates a full-service securities brokerage firm specializing in global investing on behalf of its clients. IAAC is registered as a securities broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is registered as such in 49 states and the District of Columbia. IAAC is also a member of the National Association of Securities Dealers, Inc. ("NASD") and the Securities Investor Protection Corporation.

     The Company was incorporated under the laws of the State of Delaware in October 1987. The Company's principal offices are located at 250 Park Avenue South, Suite 200, Winter Park, Florida 32789 and its telephone number at such address is (407) 629-1400.

                                  RISK FACTORS

     The securities offered hereby involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

          1. OPERATING RESULTS; FINANCIAL CONDITION. The operating results of the Company have reflected inconsistent profits and losses. The Company's promotional expenses have increased in connection with the Company's proposed expansion efforts. During the fiscal year ended September 30, 1995, the Company had net income of $577,268. There can be no assurance that the Company will generate sufficient revenues to achieve profitable operations in future periods

          2.   COMPETITION.  The  securities  brokerage  business  is  intensely competitive and the Company competes with numerous other securities firms and financial intermediaries in the solicitation of accounts and investors and in performance. Competition among financial service firms also exists for experienced technical and other personnel, as well as for account executives. Many of the Company's competitors have substantially greater capital and other resources than the Company with which to compete for accounts and personnel.

          3. UNIQUE BUSINESS RISKS. The conduct of a securities brokerage business may be subject to greater risks than other business activities. The Company, like other securities firms, is directly affected by national and international economic and political conditions and broad trends in business and finance which influence trading volume and the market value of securities. Reduced trading volume and prices generally result in reduced commission revenue and may result in losses from declines in the market value of securities held in trading positions. In periods of low volume, profitability is adversely affected because certain expenses, consisting primarily of salaries and benefits, computer hardware and software costs and occupancy expenses, remain relatively fixed. Other risks include the imposition of a standard of care in its dealings with customers, which standard is sometimes of a fiduciary character, including the obligation to determine in a diligent and continuous manner the suitability of the investments it recommends and sells to its customers or purchases on behalf of its customers, the risk of customer defaults, the volatility of the securities markets, employee misconduct and errors, and the possibility of being involved in litigation and other dispute resolution procedures with its customers and former customers.


          4. GLOBAL SECURITIES AND CURRENCIES. Within its trading department, the Company trades securities for its own account and conducts market-making activities which involve the purchase, sale or short sale of securities as a principal. Investing in securities of non-United States companies which are generally denominated in foreign currencies, and require utilization of foreign currency exchange,involves certain considerations not typically associated with investing in United States companies. Gains or losses can result not only from changes in the value of the securities, but also when the underlying foreign currency strengthens or weakens against the U.S. dollar. In addition, less information may be available about foreign companies than about domestic companies and international markets may be less liquid than domestic markets. Investment in global securities may also be subject to local economic or political risks, including instability of some foreign governments, the possibility of currency blockage, or the imposition of withholding taxes on dividend or interest payments and the potential for expropriation, nationalization or confiscatory taxation and limitations on the use or removal of funds or other assets.

          5. NO ASSURANCE OF PUBLIC MARKET. There can be no assurance that a regular trading market for the securities offered hereby will be sustained. In the absence of such market, an investor may be unable to liquidate his investment in the Company.

          6. CONTROL BY MAJOR STOCKHOLDER. Upon completion of this offering, Diego J. Veitia, Chairman and Chief Executive Officer of the Company, will beneficially own approximately 27.5% of the outstanding Common Stock and, by virtue of his beneficial ownership interest in the Company's shares of Common Stock, may be in a position to significantly influence the election of the Company's directors and the outcome of other issues submitted to the Company's stockholders.

          7. REGULATION. The Company and the securities industry are subject to extensive regulation at both the federal and state levels by various regulatory organizations charged with protecting the interests of customers of financial services firms. In addition, self-regulatory organizations, such as the NASD, require strict compliance with their rules and regulations. Failure to comply with any of such laws, rules or regulations could result in fines, suspensions or expulsion, which could have a material adverse effect upon the Company and the value of the securities offered hereby.

          8. RISKS OF PRINCIPAL TRANSACTIONS. Within its trading department, the Company trades securities for its own account and conducts market-making activities which involve the purchase, sale or short sale of securities as a principal. Such activities involve the risk of adverse fluctuations in the market price and in the liquidity of the market for certain securities, which can limit the Company's ability to sell securities purchased or to purchase securities sold in such transactions. In addition, trading in securities not denominated in U.S. dollars involves the exchange of currency to and from U.S. dollars. Negative fluctuations in exchange rates and controls on the repatriation of U.S. investment dollars could affect the profitability of the Company.

          9. LITIGATION AND ARBITRATION. Many aspects of the Company's business involve substantial risk of liability. In recent years, there has been an increasing incidence of litigation and arbitration within the securities industry. Claims by dissatisfied customers, such as claims of unauthorized trading, churning of accounts, mismanagement and breach of fiduciary duty, are commonly made against broker-dealers. A substantial settlement by, or judgment against, the Company could have a material adverse effect on the Company. Although it is impossible to predict the outcome of outstanding litigation, arbitration or dispute resolution matter, in the opinion of management, the outcome of any current litigation, arbitration or dispute resolution matter will not result in a material adverse effect on the financial position of the Company.

          10. RELIANCE ON KEY AND OTHER PERSONNEL. The Company's current management, including Diego J. Veitia, its Chairman of the Board and Chief Executive Officer, and Jerome F. Miceli, its President and Chief Operating Officer, contributes to the development and formulation of strategies for the Company's growth. While the Company has entered into employment agreements with each of Messrs. Veitia and Miceli, a change in management could adversely affect the future operations of the Company. In addition, various facets of the Company's business rely heavily on the services of highly skilled individuals. There can be no assurance that the Company will be successful in attracting or retaining personnel with the requisite skill to make the Company successful. The Company could experience personnel changes that could have an adverse effect on the profitability of the Company. The Company, like other securities firms, is subject to the risk that account executives may leave its employ and that the Company may lose the business of some or all of the customers of such account executives.

          11. NET CAPITAL REQUIREMENTS. The Securities and Exchange Commission ("SEC"), the NASD, certain exchanges, and various other regulatory agencies have adopted rules with respect to the maintenance of specific levels of net capital by securities brokers. The net capital rules are designed to measure the financial liquidity of a securities broker and the minimum net capital deemed necessary to meet its commitments to customers. A significant operating loss or an unusually large charge against net capital could adversely affect the ability of the Company to expand or even maintain its present level of business. The SEC's uniform net capital rule (Rule 15c3-1 (the "Rule")) provides that a broker-dealer doing business with the public must not permit its aggregate indebtedness to exceed 15 times its net capital (the "Primary Method") or, alternatively, that it not permit its net capital to be less than 2% of aggregate debit items computed in accordance with the Rule (the "Alternative Method"). The Rule requires IAAC to maintain minimum net capital at an amount equal to the greater of $100,000, 6-2/3% of aggregate indebtedness or $2,500 for each security in which it makes a market (unless a security in which it makes a market has a market value of $5 or less, in which event the amount of net capital shall not be less than $1,000 for each such security) with a ceiling of $1,000,000

               IAAC is in compliance with the Rule, as well as the applicable minimum net capital requirements of the NASD. IAAC has elected to compute its net capital under the Primary Method. In computing net capital under the Rule, various adjustments are made to net worth with a view to excluding assets not readily convertible into cash and to providing a conservative statement of other assets, such as a firm's position in securities. To that end, a deduction is made against the market value of securities to reflect the possibility of a market decline before their disposition. For every dollar that net capital is reduced, by means of such deductions or otherwise (for example, through operating losses or capital distributions), the maximum aggregate indebtedness a firm may carry is reduced. Thus, net capital rules, which are unique to the securities industry, impose financial restrictions upon the Company's business that are more severe than those imposed on other types of businesses. Compliance with the net capital rules may limit the operations of the Company because they require minimum capital for such purposes as underwriting securities distributions, and maintaining the inventory required for trading in securities.

          12. ECONOMIC CONDITIONS. The securities business may be directly affected by conditions which exist from time to time in the nation's economy. The business of the Company may also be directly affected by the economy of other nations, since the Company invests in the global securities market. Adverse price movement in the securities markets of this and other countries may adversely affect the operations of the Company and its relative capital positions and the value of assets held or managed by the Company. Other factors such as rising or high levels of interest rates, governmental or regulatory policies and activities, and fluctuating exchange rates may also adversely affect the activities and financial condition of the Company.

          13. LIMITATION OF MARKET MAKING. The Company is prohibited from making a market in the securities offered hereby under applicable rules of the SEC.

          14. NON-REGISTRATION IN CERTAIN JURISDICTIONS. The Company has not registered or qualified the shares of Common Stock offered hereby in any other jurisdictions. The Company has no obligation to effect any such registration or qualification in any or all jurisdictions. If the Company elects to attempt such registration or qualification, no assurance can be given that the Company will be able to effect any required registration or qualification.

          15. SHARES ELIGIBLE FOR FUTURE SALE. On August 14, 1996, the Company had 1,452,787 shares of Common Stock outstanding. Of these shares, 468,717 shares outstanding were "restricted securities" as that term is defined in Rule 144 of the Securities Act. In addition, outstanding warrants or options, whether sold privately or publicly, may affect the market price of Common Stock as warrants or options are exercised. Sales of substantial amounts of Common Stock in the public market after this offering could adversely affect the market price for Common Stock and make it more difficult for the Company to raise capital in the future.

          16. AUTHORIZATION OF PREFERRED STOCK. The Board of Directors is authorized to issue shares of preferred stock and to fix the relative voting, dividend, liquidation, conversion, redemption and other rights, preferences and limitations of such shares without any further vote or action of the stockholders.
               Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company has no present intention to issue any shares of its preferred stock, there can be no guarantee that the Company will not do so in the future.

               17. MAINTENANCE CRITERIA FOR NASDAQ SECURITIES; DISCLOSURE RELATING TO LOW-PRICE STOCKS. The NASD, which administers the NASDAQ SmallCap (trademark) Market, requires that, in order to continue to be included on the NASDAQ SmallCap (trademark)Market, a company must maintain $2,000,000 in total assets, a $100,000 market value of the public float and $1,000,000 in total capital and surplus. Also, continued inclusion requires two market makers and a minimum bid price of $1.00 per share; provided, however, that if a company falls below such minimum bid price, it will remain eligible for continued inclusion in the NASDAQ SmallCap (trademark) Market if the market value of the public float is at least $1,000,000 and the Company has $2,000,000 in capital and surplus. The failure to meet maintenance criteria in the future may result in the Company's securities not being included on the NASDAQ SmallCap (trademark) Market. In such event, trading, if any, in the Company's securities may be conducted in the non-NASDAQ over-the-counter market in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, sale of the Company's securities would be subject to Rules 15g-6 and 15g-9 promulgated by the SEC under the Securities Exchange Act of 1934 that would impose various sales practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and institutional accredited investors, if the Company fails to meet certain criteria set forth in such rule. Individual accredited investors are no longer exempt from such sales practice requirements. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale. Consequently, the rule may have an adverse effect on the ability of broker-dealers to sell the Company's securities which may affect the ability of purchasers in this offering to sell their securities in the secondary market.

               The SEC also has adopted regulations which define a "penny stock" to be an equity security that has a market price (as defined) of less than $5.00 per share, subject to certain exceptions, including securities authorized for quotation on the NASDAQ SmallCap (trademark)Market. For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure also has to be made about commissions payable to both the broker-dealer and the registered representative, and about current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If the Company's securities are delisted from the NASDAQ SmallCap (trademark) market in the future or if they should otherwise fall within the SEC's definition of a "penny stock," the trading market for the Company's securities could be materially adversely affected.

          18. CONFLICTS OF INTEREST. The Company and Veitia and Associates, Inc., an investment management firm wholly owned by Diego J. Veitia, the Company's Chairman of the Board and Chief Executive Officer, share certain resources and investment research. In addition, Veitia and Associates, Inc. directs certain trades by All Seasons Global Fund, Inc., a publicly held closed-end mutual fund managed by Veitia and Associates, Inc., to the Company's trading department. Officers and directors of the Company are also officers and directors of Veitia and Associates, Inc. and America's All Season Fund. These relationships could result in conflicts of interest, including conflicts regarding the negotiation and interpretation of agreements. The Company has no plans or arrangements, including the hiring of an independent third party, for the resolution of disputes between the Company and its affiliates, if they arise. The Board of Directors has adopted a policy regarding transactions between the Company and any affiliate, including loan transactions, requiring that all such transactions be approved by a majority of the Board of Directors and a majority of the disinterested outside directors and that all such transactions be for a bona fide business purpose and be entered into on terms at least as favorable to the Company as could be obtained from unaffiliated independent third parties.


                                 USE OF PROCEEDS

          The  net   proceeds   from  the  Common  Stock  sold  by  the  Selling
     Shareholders will inure entirely to their benefit and not that of the Company.

                            SELLING SECURITY HOLDERS

          The table set forth below sets forth, as of the date of this Prospectus, or a subsequent date if amended or supplemented, (a) the name of each Selling Shareholder and its relationship to the Company during the last three years, (b) the number of shares of Common Stock each Selling Shareholder beneficially owned prior to this offering, (c) the number of shares of Common Stock offered pursuant to this Prospectus by each Selling Shareholder and (d) the amount and the percentage of the Company's Common Stock that will be owned by each Selling Shareholder after completion of this offering. The information set forth below may be amended or supplemented from time to time. There is no assurance that any of the Selling Shareholders will sell any or all of the shares of Common Stock offered by them hereunder.



================================================================================================================================
                                                                                              Shares of Common
                                         Shares of                                            Stock Beneficially
                                         Common Stock                                         Owned upon
                                         Beneficially              Shares of Common           Completion of Offering
Name and Position                        Owned as of               Stock Offered
of Selling Shareholder                   July 2, 19961             Hereby                     Number        Percent
- --------------------------------------------------------------------------------------------------------------------------------
Diego J. Veitia, Director,
Chairman of the Board and
Chief Executive Officer                    557,039 (2)               156,730                  400,309        27.5%
- --------------------------------------------------------------------------------------------------------------------------------
Jerome F. Miceli, Director,
President and Chief Operating
Officer                                    198,724 (3)               126,128                   72,596         4.9%
- --------------------------------------------------------------------------------------------------------------------------------
Stephen A. Saker, Director,
Vice President and Secretary               112,787 (4)               112,787                     0             0
- --------------------------------------------------------------------------------------------------------------------------------
Donald A. Halliday, Director                30,100 (5)                27,500                    2,600          *
- --------------------------------------------------------------------------------------------------------------------------------
Elmer L. Jacobs, Director                   38,000 (6)                27,500                   10,500          *
================================================================================================================================

*        Less than one percent (1%)

- --------

          1 Includes, for the purposes of this table and this Prospectus, shares of Common Stock issuable upon the exercise of options under the Stock Option Plan which are not currently exercisable.

          2 Includes 400,309 shares of Common Stock held by the Diego J. Veitia Family Trust (the "Family Trust") as Mr. Veitia is the settlor, sole trustee and primary beneficiary of the Family Trust and, as such, may be deemed the beneficial owner of the shares held by the Family Trust under the rules and regulations of the Commission. Also includes 46,730 shares of Common Stock to be distributed pursuant to the ESOP and 110,000 shares of Common Stock issuable upon the exercise of an option under the Stock Option Plan.

          3 Includes 16,128 shares of Common Stock to be distributed pursuant to the ESOP and 110,000 shares of Common Stock issuable upon the exercise of an option under the Stock Option Plan. Also includes 4,519 shares of Common Stock subject to a presently exercisable option from the Family Trust.


          4 Includes 47,787 shares of Common Stock to be distributed pursuant to the ESOP and 65,000 shares of Common Stock issuable upon the exercise of an option under the Stock Option Plan.

          5 Includes 27,500 shares of Common Stock issuable upon the exercise of an option under the Stock Option Plan.

          6 Includes 27,500 shares of Common Stock issuable upon the exercise of an option under the Stock Option Plan.

                              PLAN OF DISTRIBUTION

          The Common Stock will be offered and sold by the Selling Shareholders for their own accounts. The Company will not receive any proceeds from the sale of the Common Stock pursuant to this Prospectus.

     The Selling Shareholders may choose to sell the Common Stock offered hereby at any time in the future. The distribution of the Common Stock by the Selling Shareholders is not subject to any underwriting agreement. The
     Selling Shareholders may sell the Common Stock covered by the Prospectus through the NASDAQ SmallCap (trademark) Market, at prices and terms then prevailing, through customary brokerage channels, in privately negotiated transactions or otherwise, either through broker-dealers acting as agents or brokers for the seller, or through broker- dealers acting as agents or principals, who may then resell the Common Stock through the NASDAQ SmallCap (trademark) Market, at private sale or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Common Stock for whom they may act as agent, which compensation may be in excess of customary commissions. The Selling Shareholders and any broker-dealers that participate with the Selling Shareholders in the resale of the Common Stock positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Shareholders will pay any transaction costs associated with effecting any sales that may occur. The Selling Shareholders are not restricted as to the price or prices at which they may sell their Common Stock. Sales of such Common Stock at less than the market prices thereof may depress the market price of the Common Stock.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents previously filed by the Company with the Commission, and all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of this offering, are incorporated by reference into this Prospectus:

         (1) The Company's annual report of Form 10-KSB for the fiscal year ended September 30, 1995;

         (2) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since September 30, 1995; and

         (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2, filed October 13, 1993, File No. 33-70334-A, and as amendment by amendments filed December 15, 1993, February 2, 1994, and April 18, 1994.

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are themselves specifically incorporated by reference). Any such requests should be directed to: International Assets Holding Corporation, 250 Park Avenue South, Winter Park, Florida 32789, Attention: Compliance Director, telephone number (407) 629-1400.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

          The Company's Certificate of Incorporation, as amended, includes a provision eliminating the monetary liability of directors to the fullest extent possible under Delaware law. Article VII of the Company's Bylaws provides that the Company shall indemnify its directors and officers if the party to be indemnified acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interest of the Corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents previously filed by the Company with the Commission and all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference:

               (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995;

               (2) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since September 30, 1995; and
               (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form SB-2, filed October 13, 1993, File No. 33-70334-A, and as amended by amendments filed December 15, 1993, February 2, 1994, and April 18, 1994.

ITEM 4.   DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Company's Certificate of Incorporation, as amended, includes a provision eliminating the monetary liability of directors to the fullest extent possible under Delaware law. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or a proceeding, had no reasonable cause to believe such conduct was unlawful.

          Subsection (b) of Section 145 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of
     Section 145, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, and that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

         Article VII of the Company's Bylaws includes the following provisions:

          Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person, did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          Section 2. The Corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expense, including attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation. No such indemnification against expenses shall be made, however, in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct to the extent that the Court of Chancery in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Section 3. Indemnification under Sections 1 and 2 of this Article shall be made by the Corporation when ordered by a court or upon determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in those Sections. Such determination shall be made (a) by the board of directors who were not parties to such action, suit, or proceeding, or
     (b) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

          Section 4. Expenses incurred in defending a civil or criminal action, suit or proceeding of the kind described in Sections 1 and 2 of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of the person who may be entitled to indemnification under those Sections, to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

          Section 5. The indemnification provided in this Article shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 6. Nothing herein contained shall be construed as limiting the power or obligation of the Corporation to indemnify any person in accordance with the Delaware Corporation Law, as amended from time to time, or in accordance with any similar law adopted in lieu thereof.

          Section 7. The Corporation shall also indemnify any person against expenses, including attorneys' fees, actually and reasonably incurred by him in enforcing any right to indemnification under this Article, under the Delaware Corporation Law, as amended from time to time, or under any similar law adopted in lieu thereof.

          Section 8. Any person who shall serve as a director, officer, employee or agent of the corporation or who shall serve, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be deemed to do so with knowledge or and in reliance upon the rights of indemnification provided in this Article, in the Delaware Corporation Law, as amended from time to time, or under any similar law adopted in lieu thereof.

          Section 9. Nothing contained herein shall be construed as protecting any director, officer, employee or agent against liability to the Corporation or to its shareholders contrary to the provisions of Section 17(h) of the Investment Company Act of 1940.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.   EXHIBITS.

          In lieu of an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service ("IRS") determination letter that the ESOP is qualified under Section 401 of the Internal Revenue Code, the undersigned registrant hereby undertakes to submit the ESOP and all amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the ESOP.

           5.1 Opinion of Holland & Knight as to the legality of the securities being registered hereunder.

          10.2      International   Assets  Holding   Corporation  Stock  Option
                    Plan.*******

          10.2(a) Amendment to International Assets Holding Corporation Stock Option Plan dated December 28, 1995.
- --------
          ******* Filed with Company's Registration Statement on Form SB-2, dated October 13, 1993, File No.33-70334-A, as amended.

          10.3 International Assets Advisory Corporation Employee Stock Ownership Plan and Trust Agreement (formerly the International Assets Advisory Corporation Employee Investment Plan effective October 1, 1989) as amended and restated on December 30, 1992.*

          10.3(a)   First   Amendment  to   International   Assets  Advisory
                    Corporation Employee Stock Ownership Plan dated November 4, 1993.

          10.3(b)   Amendment  1994-1  to   International   Assets  Advisory
                    Corporation  Employee  Stock  Ownership  Plan dated July 19,
                    1994.

          10.3(c)   Amendment  1994-1  to   International   Assets  Advisory
                    Corporation Employee Stock Ownership Plan dated December 30, 1994

          10.3(d)   Amendment  1995-1  to   International   Assets  Advisory
                    Corporation  Employee  Stock  Ownership Plan dated July 21,
                    1995.

          23.1      Consent of KPMG Peat Marwick LLP.

          23.2 Consent of Holland & Knight (contained in Exhibit 5.1 hereto).

          24.1 Power(s) of Attorney (included on the signature page to this Registration Statement).

ITEM 9.             UNDERTAKINGS.

          (a)       The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winter Park, State of Florida, on this 21st day of August, 1996.

                                                    INTERNATIONAL ASSETS HOLDING
                                                    CORPORATION



                                                    By:/S/ Jerome F. Miceli
                                                    Jerome F. Miceli, President
                                                    and Chief Operating Officer


                                POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Jerome F. Miceli as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement of International Assets Holding Corporation and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


  Signature                                      Title                                Date



Diego J. Veitia                            Chief Executive Officer and          August 21, 1996
                                           Chairman of the Board


Jerome F. Miceli                           President, Chief Operating           August 21, 1996
                                           Officer (Principal Executive
                                           Officer), Treasurer and Director

Stephen A. Saker                           Vice President, Secretary            August 21, 1996
                                           and Director


Donald A. Halliday                         Director                             August 21, 1996



Elmer L. Jacobs                            Director                             August 21, 1996



 Jonathan C. Hinz                          Vice President and Controller        August 21, 1996
                                          (Person Performing Similar Functions
                                           of Principal Financial Officer




                                INDEX TO EXHIBITS

                         EXHIBIT NUMBER AND DESCRIPTION

5.1 Opinion of Holland & Knight as to the legality of the securities being registered hereunder.

10.2      International Assets Holding Corporation Stock Option Plan.*

10.2(a) Amendment to International Assets Holding Corporation Stock Option Plan dated December 28, 1995.

10.3 International Assets Advisory Corporation Employee Stock Ownership Plan and Trust Agreement (formerly the International Assets Advisory Corporation Employee Investment Plan effective October 1, 1989) as amended and restated on December 30, 1992.*

10.3(a) First Amendment to International Assets Advisory Corporation Employee Stock Ownership Plan and Trust Agreement dated November 4, 1993.

10.3(b) Amendment 1994-1 to International Assets Advisory Corporation Employee Stock Ownership Plan dated July 19, 1994.


10.3(c) Amendment 1994-1 to International Assets Advisory Corporation Employee Stock Ownership Plan dated December 30, 1994.

10.3(d) Amendment 1995-1 to International Assets Advisory Corporation Employee Stock Ownership Plan dated July 21, 1995.

23.1      Consent of KPMG Peat Marwick LLP.

23.2      Consent of Holland & Knight (contained in Exhibit 5.1 hereto).

24.1      Power(s)  of  Attorney   (included  on  the  signature  page  to  this
          Registration Statement).

- --------
     * Filed with Company's Registration Statement on Form SB-2, dated October 13, 1993, File No. 33-70334-A, as amended.

                                   EXHIBIT 5.1

August 21, 1996



International Assets Holding Corporation
250 Park Avenue South, Suite 200
Winter Park, Florida 32789

Ladies and Gentlemen:

     We refer to the registration statement of International Assets Holding Corporation, a Delaware corporation (the "Company") on Form S-8 (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission (the "Commission") concurrently herewith, covering the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 860,714 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), pursuant to the International Assets Advisory Corporation Employee Stock Ownership Plan (the "ESOP") and the International Assets Holding Corporation Stock Option Plan (the "Stock Option Plan"). The Shares have been issued by the Company and will be distributed pursuant to the ESOP (the Shares to be distributed thereunder the "ESOP Shares") or are to be issued by the Company upon the exercise of certain stock options ("Options") granted and to be granted to certain employees or directors of the Company pursuant to the Stock Option Plan (the Shares to be issued thereunder the "Option Shares"). This opinion is being delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-B promulgated by the Commission under the Securities Act.

     This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law
(1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this opinion letter should be read in conjunction therewith.

     As counsel for the Company, we have examined the Registration Statement, and we are familiar with the proceedings taken by the Company relating to it. We also have examined the Articles of Incorporation and the Bylaws of the Company and such Company records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In addition, we have made such investigations and have examined such certificates of public officials and officers of the Company and such other documents and records as we deemed necessary for purposes of this opinion.

International Assets Holding Corporation
August 21, 1996
Page 2
________________________


     In our examination, we have assumed the genuineness of all signatures on all documents submitted to us as originals, the authenticity of all documents submitted to us as originals or certified, photostatic or facsimile copies, and the conformity to the originals of all documents submitted to us as copies. We also have relied upon the accuracy of the aforementioned certificates of public officials and, as to matters of fact, of officers of the Company. We have also relied on Company records and have assumed the accuracy and completeness thereof.

     Based upon the foregoing, it is our opinion that the Option Shares are duly authorized and, upon issuance in connection with the exercise of the Options in accordance with the terms of the Stock Option Plan against payment of the exercise price therefor (as applicable), will be, assuming no change in the applicable law or pertinent facts, validly issued, fully paid and non-assessable.
     We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Option Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit (Exhibit 5.1) to the Registration Statement.

     In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.
                                                     Very truly yours,

                                                     HOLLAND & KNIGHT
                                                     /S/ HOLLAND & KNIGHT

                                 EXHIBIT 10.2(a)

                         UNANIMOUS CONSENT OF DIRECTORS
                           IN LIEU OF SPECIAL MEETING
                   OF INTERNATIONAL ASSETS HOLDING CORPORATION




     THE UNDERSIGNED, being all of the directors of International Assets Holding Corporation, a Delaware corporation (the "Company"), do hereby consent to and adopt the following resolutions pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, and hereby direct that this Consent be filed with the minutes of the proceedings of the Board of Directors of the
Company:

                                  RESOLUTIONS


     WHEREAS,  the  International  Assets Holding  Corporation Stock Option Plan
(the "Plan") was adopted to further the interest of the Company and its shareholders by providing incentives in the form of stock option grants to executives, consultants, key employees and directors of the Company who contribute materially to the success of the Company; and

     WHEREAS, the Board has determined it is in the best interest of the Company to increase the maximum aggregate number of shares that may be subject to options under the Plan from 250,000 to 500,000; and

     WHEREAS, pursuant to Sections 3(a) and 18(a) of the plan any amendment to the plan which increases the aggregate number of shares that may be subject to options granted under the Plan requires the approval of the Company's shareholders; it is therefore

     RESOLVED, that the following amendment to the Plan is approved by the directors of the Company effective as of the date hereof and shall be submitted to the shareholders of the Company at the next annual meeting of the shareholders:

        Section 3(a) shall be amended in its entirety to read as follows:



          "(a)TOTAL NUMBER OF SHARES. The total number of shares of Stock which may be issued by the Company to all Optionees under the plan is 500,000 shares. The total number of shares of Stock which may be so issued may be increased only by a resolution adopted by the Board of Directors and approved by the shareholders of the Company."

     FURTHER RESOLVED, that pursuant to the actions taken by the Board at its May 12, 1995 meeting, Incentive Stock Options are hereby granted effective as of the date hereof, subject to approval of the amendment to the Plan by the shareholders, to certain directors and officers of the company as follows:


               Diego Veitia        110,000 shares
               Jerome Miceli        70,000 shares
               Stephen Saker        35,000 shares
               Donald Halliday      17,500 shares
               Elmer Jacobs         17,500 shares


     FURTHER RESOLVED, that in the event the Amendment to the Plan is not approved by the shareholders, the above-referenced Incentive Stock Options shall be cancelled: and

     FURTHER RESOLVED, that the officers of the Company are hereby directed and empowered to take all necessary actions to submit the Amendment to the shareholders for approval.


     This Written Consent is dated as of the 28th day of December, 1995

                                   By:  /S/ Diego J. Veitia
                                        Diego J. Veitia, Director


                                   By:  /S/ Jerome F. Miceli
                                        Jerome F. Miceli, Director


                                   By:  /S/ Stephen A. Saker
                                        Stephen A. Saker, Director


                                   By:  /S/ Donald A. Halliday
                                        Donald A. Halliday, Director

                                   By:  /S/ Elmer L. Jacobs
                                        Elmer L. Jacobs, Director



     This Written Consent may be executed in counterpart originals all of which original counterparts, taken together, will have the same effect as if all signatures were contained in a single copy of this Written Consent.

                                 EXHIBIT 10.3(a)

          FIRST AMENDMENT TO INTERNATIONAL ASSETS ADVISORY CORPORATION
                EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST AGREEMENT

     THIS AMENDMENT is made this 4 day of November, 1993, by International Assets Advisory Corporation, a Florida corporation, hereinafter referred to as the "Corporation."

     WHEREAS,   the  Corporation  adopted  the  International   Assets  Advisory
Corporation Employee Stock Ownership Plan and Trust Agreement (the "Plan") on December 30, 1992; and

     WHEREAS, the Corporation desires to amend certain provisions of said Plan; and

     WHEREAS, under the provisions of said Plan, the Corporation reserves the right to amend the same at any time.

     NOW, THEREFORE, this First Amendment to the International Assets Advisory Corporation Employee Stock Ownership Plan and Trust Agreement.

     1. Article VI, Section 6.03, is hereby amended by adding the following new subsection 6.03(D) immediately following subsection 6.03(C):

(D) MODEL AMENDMENT - Direct Rollover of Eligible Rollover Distributions.

     (1) EFFECTIVE DATE. This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee election under this Article, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (2) DEFINITIONS.

     (2.1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (2.2)  Eligible   retirement  plan:  An  eligible  retirement  plan  is  an
individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (2.3) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (2.4) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

     2. Article X, Section 10.03[B](6) is hereby amended to read as follows:

     (6) The Trustee must add and maintain all assets acquired with the proceeds of an Exempt Loan in a suspense Account. In withdrawing assets from the suspense Account, the Trustee will apply the provisions of Treas. (Sections)Reg.54.4975-7(b)(8) and (15) as if all securities in the suspense Account were encumbered. Upon the payment of any portion of the loan, the Trustee will effect the release of assets in the suspense Account from encumbrances. For each Plan Year during the duration of the Exempt Loan, the number of Employer Securities released must equal the number of encumbered Employer Securities held immediately before release for the current Plan Year multiplied by a fraction. The numerator of the fraction is the amount of principal paid for the Plan Year. The denominator of the fraction is the sum of the numerator plus the principal to be paid for all future Plan Years. The number of future Plan Years under the loan must be definitely ascertainable and must be determined without taking into account any possible extension or renewal periods. If collateral includes more than one class of Employer Securities, the number of Employer Securities of each class to be released for a Plan Year must be determined by applying the same fraction to each such class. The Advisory Committee will allocate assets withdrawn from the suspense Account to the Accounts of Participants who otherwise share in the allocation of the Employer's contribution for the Plan Year for which the Trustee has paid the portion of the Exempt Loan resulting in the release of the assets. The Advisory Committee consistently will make this allocation as of each Accounting Date on the basis of non-monetary units, taking into account the relative Compensation of all such Participants for such Plan Year.

     3. The effective date of this Amendment is January 1, 1993.

     4. Except as herein modified and amended, all of the provisions of the International Assets Advisory Corporation Employee Stock Ownership Plan and Trust Agreement shall be and remain in full force and effect.

     IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed on the date first above written.

                                International Assets Advisory Corporation

                                        By: /S/ Jerome F. Miceli
                                            Jerome F. Miceli, President


                              ACCEPTANCE BY TRUSTEE

     The undersigned Trustees hereby accept the First Amendment hereinabove set forth and agree to continue to serve as Trustees of the International Assets Advisory Corporation Employee Stock Ownership Plan, all as of the 4th day of November, 1993.


                                        /S/ Diego J.. Veitia
                                        Diego J. Veitia

                                        /S/ Jerome F. Miceli
                                        Jerome F. Miceli

                                        /S/ Stephen A. Saker
                                        Stephen A. Saker

                                        /S/ Nancey M. McMurtry
                                        Nancey M. McMurtry

                                 EXHIBIT 10.3(b)

                    INTERNATIONAL ASSETS ADVISORY CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN
                                Amendment 1994-1

WHEREAS, International Assets Advisory Corporation (hereafter, the "Employer") maintains the International Assets Advisory Corporation Employee Stock Ownership Plan ("the Plan");

WHEREAS, the Employer has the right to amend the Plan pursuant to Section 13.09 of the Plan;

WHEREAS, the Board of Directors of the Employer authorized the officers of the Employer or any designated committee to perform all appropriate ministerial actions to effect the Plan as a tax-qualified retirement plan;

NOW, THEREFORE, the Employer hereby adopts and approves this amendment to become effective July 19, 1994 as follows:

1. The written loan policy (Exhibit A of the Summary Plan Description) incorporated by reference as part of the Plan under Section 9.W of the Plan shall be amended as follows:

     "LIMITATION ON LOAN AMOUNT/PURPOSE OF LOAN. The Advisory Committee will not approve any loan to a participant in an amount which exceeds 50% of his or her aggregate amount in the Deferral Contribution and Matching Contribution Accounts, as reflected by the books and records of the Plan. The maximum aggregate dollar amount of loans outstanding to any participant may not exceed $50,000 as aggregated with all participant loans from other employer qualified plans, reduced by the excess of the participant's highest outstanding participant loan balance during the 12-month period ending on the date of the loan over the participant's current outstanding participant loan balance on the date of the loan. A participant may not request a loan for less than $500.

     A participant loan may be for the purpose of one or any combination of the following reasons: (1) the construction or improvement of a residence or other real estate; (2) the purchase of a vehicle (including an automobile, van, truck or recreational vehicle); (3) tuition and other educational expenses; (4) medical and dental expenses; or (5) funeral expenses of a family member."

2. Except as amended herein, the Plan shall remain in full force and effect. ON WITNESS WHEREOF, the Employer has adopted this Amendment 1994-1 to be executed by its duly authorized officer this 19th day of July, 1994.


                                      INTERNATIONAL ASSETS ADVISORY CORPORATION

                                      BY: /S/ Jerome F. Miceli

                    EXHIBIT A TO SUMMARY PLAN DESCRIPTION
                      (as amended effective July 19, 1994)

                                  LOAN POLICY

The Advisory Committee of the INTERNATIONAL ASSETS ADVISORY CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN ("Plan") adopts the following loan policy pursuant to the terms of the Plan. As a participant or beneficiary under the Plan, you may receive a loan only as permitted by this loan policy.

1. LOAN APPLICATION. Any Plan participant may apply for a loan from the Plan. For purposes of this loan policy, the term "participant" means any participant or beneficiary with respect to the Plan. A participant must apply for each loan in writing with an application which specifies the amount of the loan desired, the requested duration for the loan and the source of security for the loan. The Advisory Committee will not approve any loan if a participant is not creditworthy. In order to be creditworthy, the participant must have established in his or her community, a reputation which would entitle him or her to a similar loan from a commercial or business lender. In applying for the loan from the Plan, each participant must give full authority to investigate his or her creditworthiness.

2. LIMITATION ON LOAN AMOUNT/PURPOSE OF LOAN. The Advisory Committee will not approve any loan to a participant in an amount which exceeds 50% of his or her aggregate amount in the Deferral Contribution and Matching Contribution Accounts, as reflected by the books and records of the Plan. The maximum aggregate dollar amount of loans outstanding to any participant may not exceed $50,000 as aggregated with all participant loans from other employer qualified plans,reduced by the excess of the participant's highest outstanding participant loan balance during the 12 month period ending on the date of the loan over the participant's current outstanding participant loan balance on the date of the loan. A participant may not request a loan for less than $500.

      A participant loan may be for the purpose of one or any combination of the following reasons: (1) the construction or improvement of a residence or other real estate; (2) the purchase of a vehicle (including an automobile, van, truck or recreational vehicle); (3) tuition and other educational expenses; (4) medical and dental expenses; or (5) funeral expenses of a family member.

3. EVIDENCE AND TERMS OF LOAN. The Advisory Committee will document every loan in the form of a promissory note signed by the participant for the face amount of the loan, together with a commercially reasonable rate of interest. The Advisory Committee will determine the appropriate interest rate by obtaining at least one quote from a financial institution, as chosen by the Advisory Committee, that is in the business of lending money. The interest rate quote(s) must take into account the term of the loan, the security on that loan, the creditworthiness of the participant, whether the interest rate is adjustable during the term of the loan, and the intended use of the loan proceeds, if known, and must reflect a commercially reasonable rate for the geographical region in which the participant lives. If participants in the Plan live in different geographical regions, the Advisory Committee may establish a uniform commercially reasonable interest rate applicable to all regions based on information obtained from at least one region in which participants live. The Advisory Committee must reevaluate interest rates for loans made more than one month since the last loan made by the Plan.

     A loan may provide a fixed rate of interest or an adjustable rate of interest, as determined by the Advisory Committee and the participant. The Advisory Committee will determine whether the interest rate is commercially reasonable at the time it approves the loan and, in the case of an adjustable rate loan, at the time of each scheduled adjustment. The loan must provide at least quarterly payments under a level amortization schedule.

     The loan may permit a suspension of payments for a period not exceeding one year which occurs during an approved leave of absence. The Advisory Committee will fix the term for repayment of any loan,- however, in no instance may the term of repayment be greater than five years, unless the loan qualifies as a home loan. The Advisory Committee may fix the term for repayment of a home loan for a period not to exceed 15 years. A "home loan" is a loan used to acquire a dwelling unit which, within a reasonable time, the participant will use as a principal residence.

     Participants should note the law treats the amount of any loan (other than a "home loan") not repaid five years after the date of the loan as a taxable distribution on the last day of the five year period or, if sooner, at the time the loan is in default. If a participant extends a non-home loan having a five year or less repayment term beyond five years, the balance of the loan at the time of the extension is a taxable distribution to the participant.

4. SECURITY FOR LOAN. A participant must secure each loan with an irrevocable pledge and assignment of 50% of the aggregate amount in the Deferral Contribution and Matching Contributions Accounts of the borrowing participant's accrued benefit under the Plan or other security (e.g., principal residence) the Advisory Committee accepts and finds to be adequate, or both 50% of the participant's aggregate amount in the Deferred Contribution and Matching Contributions Accounts and other security. The Advisory Committee may request the borrowing participant to secure each loan with additional collateral acceptable to the Advisory Committee or to substitute collateral given for the loan. The Advisory Committee may require greater security for a participant loan from a participant not employed by the Employer at the date of the loan.

5. FORM OF PLEDGE. If the participant secures the loan wholly or partly with 50% of his aggregate Deferred Contribution and Matching Contributions Accounts, the pledge and assignment of that portion of his accrued benefit will be in the form attached to this Loan Policy.

6. DEFAULT/RISK OF LOSS. The Advisory Committee will treat this loan in default if:

     (a) any scheduled payment remains unpaid more than 90 days.

     (b) the making or furnishing of any representation or statement to the Plan by or on behalf of the participant which proves to have been false in any material respect when made or furnished;

     (c) loss, theft, damage, destruction, sale or encumbrance to or of any of the collateral or the making of any levy seizure or attachment thereof or thereon;

     (d) death, dissolution, insolvency, business failure, appointment of receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against the participant.

     The participant will have the opportunity to repay the loan, resume current status of the loan by paying any missed payment plus interest or, if distribution is available under the plan, request distribution of the note. If the 1oan remains in default, the Advisory Committee has the option of foreclosing on any other security it holds or, to the extent a distribution to the participant is permissible under the Plan, offset the participant's vested account balance by the outstanding balance of the loan. The Advisory Committee will treat the note as repaid to the extent of any permissible offset. Pending final disposition of the note, the participant remains obligated for any unpaid principal and accrued interest.

     The Plan intends this loan program not to place other participants at risk with respect to their interests in the Plan. In this record, the Advisory Committee will administer any participant loan as a participant directed investment of that portion of the participant's vested account balance equal to the outstanding principal balance of the loan. The Plan will credit that portion of the participant's interest with the interest earned on the note and with principal payments received by the participant. The Plan also will charge that portion of the participant's account balance with expenses directly related to the origination, maintenance and collection of the note.

                        INTERNATIONAL ASSETS ADVISORY CORPORATION
                        PLAN ADMINISTRATOR

                                EXHIBIT 10.3(c)

AMENDMENT 1994-1 TO
                   INTERNATIONAL ASSETS ADVISORY CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

THIS INSTRUMENT made this 30th day of December, 1994 by International Assets Advisory Corporation (the "Employer").

WHEREAS, the Employer, has reserved the right, pursuant to Article XIII, Section 13.02, to amend the International Assets Advisory Corporation Employee Stock Ownership Plan (the "Plan"); and

WHEREAS, pursuant to Article XIII, Section 13.02, the Employer desires to amend the Plan by adopting certain IRS Model Amendments provided in Rev. Proc. 93-12 and Rev. Proc. 94-13 to (i) comply with the Unemployment Compensation Amendments of 1992, and (ii) the Omnibus Budget Reconciliation Act of 1993.

NOW, THEREFORE, effective as provided herein, the Employer hereby amends the Plan as follows:

1. Article I, Section 1.10 (C), "Limitations on Compensation", is hereby amended by adding thereto the following:

"(3) Additional  Compensation  dollar  limitation.  In  addition  to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with
     Section 401(a)(17)(B) of the Code. The cost of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12)
     months, over which Compensation is determined (determination period) beginning in such calendar year.If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12) For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision

If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000."


2.   Article XV is hereby added to read as follows:

                 "ARTICLE XV - ELIGIBLE ROLLOVER DISTRIBUTIONS

     Section 15 01 GENERAL RULE

     This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

     Section 15.02 Definitions

(a) ELIGIBLE ROLLOVER DISTRIBUTION: An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except than an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life
     expectancies)   of  the  Distributee  and  the  Distributee's  designated
     beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(b) ELIGIBLE RETIREMENT PLAN: An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
     Section  401(a)  of the  Code,  that  accepts  the  Distributee's  Eligible
     Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(c) Distributee: A Distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
     Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(d) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

(e) If a distributee is one to which sections 401(a)(11)and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-l l(c) of the Income Tax Regulations is given, provided that:

          (1) the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (2) the participant, after receiving the notice, affirmatively elects a distribution."

3.   Except as provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Employer has executed this Amendment 1994-1 on this 3oth day of December, 1994.
                                           INTERNATIONAL ASSETS ADVISORY
                                           CORPORATION

                                           By: /S/ Jerome F. Miceli


                                           December 30, 1994
                                                 Date
 A true copy
 ATTEST

                                EXHIBIT 10.3(d)

                              AMENDMENT 1995-1 TO
                   INTERNATIONAL ASSETS ADVISORY CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN


     THIS INSTRUMENT made this 21st day of July, 1995 by International Assets Advisory Corporation (the "Employer").

     WHEREAS, the Employer, has reserved the right, pursuant to Article XIII,
Section 13.02, to amend the International Assets Advisory Corporation Employee Stock Ownership Plan (the "Plan"); and

     WHEREAS, pursuant to Article XIII, Section 13.02, the Employer desires to amend the plan because of the shares of the Employer have become readily tradeable on an established market.

     NOW, THEREFORE, effective as provided herein, the Employer hereby amends the Plan as follows:

1. Article XI, Section 11.01 "Put option" is hereby amended by adding thereto the following sentence at the end of the paragraph:

     "Notwithstanding the above, if the Employer Securities distributed to a participant are readily tradeable on an established market, no put option is required to be issued to such Participant with respect to those readily tradeable shares"

2.   Except as provided herein, the plan shall remain in full force and effect.

     IN WITNESS WHEREOF, the Employer has executed this Amendment 1995-1 on this 21st day of July 1995.


                    INTERNATIONAL ASSETS ADVISORY
                    CORPORATION

                    By:/S/ Jerome F. Miceli

                           July 21, 1995
                              Date



A true copy
ATTEST

                                  EXHIBIT 23.1

KPMG Peat Marwick LLP


111 North Orange Avenue, Suite 1600
P.O. Box 3031
Orlando, FL 32802


                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
International Assets Holding Corporation and Subsidiaries:


We consent to the incorporation by reference in the Registration Statement (No. 33-70334-A) on Form S-8 of International Assets Holding Corporation and Subsidiaries of our report dated November 16, 1995 relating to the consolidated balance sheet of International Assets Holding Corporation and Subsidiaries as of September 30, 1995 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the two year period ended September 30, 1995, which report appears on page F-1 of the September 30, 1995, annual report on Form 10-K of International Assets Holding Corporation and Subsidiaries.

                                         /S/ KPMG Peat Marwick LLP




August 1, 1996